 Exhibit 99.2

MIKAB CORPORATION

Consolidated Balance Sheets

As of

	March 31,	December 31,
	2021	2020

ASSETS
Current Assets
Cash In Banks	$1,093,889	$863,812
Accounts Receivable - Net of Allowance	919,042	487,239
Prepaid Insurance	60,701	141,625
Total Current Assets	2,073,632	1,492,676

Fixed Assets
Fixed Assets - Cost	1,551,186	1,597,986
Less: Accumulated Depreciation	(1,421,641)	(1,460,125)
Fixed Assets - Book Value	129,545	137,861

Other Assets
Employee Incentive Mortgages	0	6,578

TOTAL ASSETS	$2,203,177	$1,637,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$632,337	$178,574
Total Current Liabilities	632,337	178,574

Other Liabilities
Loan Payable - Stockholder	464,078	464,078

Total Liabilities	1,096,415	642,652

Stockholders’ Equity
Capital Stock	91,720	91,720
Retained Earnings	1,015,042	902,743
Total Stockholders’ Equity	1,106,762	994,463

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$2,203,177	$1,637,115

The accompanying notes are an integral part of the financial statements.

MIKAB CORPORATION

Consolidated Statements of Income and Retained Earnings

For the three months ended March 31,

	2021	2020

Sales	$1,345,655	$1,114,630

Less: Cost of Goods Sold	(926,358)	(845,260)

Gross Profit	419,297	269,370

Less: Operating Expenses	(200,031)	(230,672)

Profit Before Depreciation	219,266	38,698

Less: Depreciation	(8,315)	(6,903)

Profit Before Officers’ Salaries & Other Income	210,951	31,795

Less: Officers’ / Owners’ Salaries	(103,200)	(82,013)
Add: Interest Income	407	225
Add: Gain on Sale of Assets	1,000	0

Net Operating Income / (Loss)	109,158	(49,993)

Non-Recurring Income
Add: PPP Expense Reimbursement	9,929	0

Net Income / (Loss)	119,087	(49,993)

Add: Retained Earnings - January 1	902,743	741,345
Less: Stockholders’ Life Insurance	(6,788)	(9,038)
Less: Cash Distributions	0	0

Retained Earnings - December 31	$1,015,042	$682,314

The accompanying notes are an integral part of the financial statements.

MIKAB CORPORATION

Consolidated Statements of Cash Flows

For the three months ended March 31,

	2021	2020

Cash Flows from Operating Activities
Net Operating Income / (Loss)	$109,158	$(49,993)
Adjustments to reconcile net operating income / (Loss) to net cash provided by operating activities:
Depreciation	8,315	6,903
Amortization of employee incentive mortgages	6,578	7,895
PPP Expense Reimbursement	9,929	0
(Increase) / Decrease in Net Accounts Receivable	(431,803)	59,929
Decrease in Other Assets	80,924	53,980
Increase in Accounts Payable	453,764	24,526
Net cash provided by operating activities	236,865	103,240

Cash Flows from Investing Activities
None	0	0
Net cash (used) by investing activities	0	0

Cash Flows from Financing Activities
(Repayment) of Loan from Related Party	0	(55,000)
Premiums paid for stockholders’ life insurance	(6,788)	(9,038)
Net cash (used) / provided by financing activities	(6,788)	(64,038)

Net Increase in Cash and Cash Equivalents	230,077	39,202

Add: Cash and Cash Equivalents - Beginning	863,812	560,174

Cash and Cash Equivalents - Ending	$1,093,889	$599,376

Supplemental Disclosures:
Interest paid	$0	$0
Income taxes paid	$0	$0

The accompanying notes are an integral part of the financial statements.

Mikab Corporation

Notes to the Consolidated Financial Statements

Years Ended March 31, 2021 and 2020

NOTE 1 – Summary of Accounting Policies

This summary of accounting policies of Mikab Corporation (the Company) is presented to assist in understanding the entity’s financial statements.

Nature of Activities

Mikab Corporation was incorporated in 1971. The Company is a full service, tower, antenna and cable installation and maintenance telecommunications contractor. Mikab provides services for a diverse set of clients ranging from wireless carriers such as Verizon Wireless & T-Mobile, AM& FM broadcast clients like Entercom & Disney, OEM providers like Motorola & Pyramid Network Services and direct work for municipalities.

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Uncollected Amounts

Accounts receivable are stated at their full collectible value less an allowance for doubtful accounts for any receivables over six months old from the balance sheet date. The company reviews all receivables prior to the year end and all uncollectible amounts are written off against income. The company expects to collect all the receivables shown on the balances sheet.

	March 31, 2021	March 31, 2020
Accounts Receivable – Total	$929,312	$657,843
Less: Allowance for Doubtful Accounts	(10,270)	(102,265)
Accounts Receivable – Net	919,042	555,578

Revenue Recognition

The Corporation adopted Accounting Standards Codification (“ASC”) 606 - Revenue from Contracts with Customers (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Corporation to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Corporation applied prior to the adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity in 2019.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied, and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Corporation expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Corporation determines are within the scope of ASC 606, the Corporation performs the following five steps: (i) identifies the contracts with a customer; (ii) identifies the performance obligations within the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenue when, or as, the Corporation satisfies each performance obligation.

Mikab Corporation

Notes to the Consolidated Financial Statements

Years Ended March 31, 2021 and 2020

NOTE 1 – Summary of Accounting Policies (continued)

Revenue Recognition (continued)

Customers are billed as work is completed and accepted. Extended contracts are billed in segments as completed. The amount of unbilled work in process at the end of a period is immaterial to the financial statements taken as a whole. If a contract has been completed and accepted but not billed at the end of the year, the contract price is accrued as sales in the year completed.

Depreciation

Fixed assets are carried at cost. Depreciation of the fixed assets is calculated on the straight-line method over estimated useful lives of 5-15 years.

Fixed Assets	March 31, 2021	March 31, 2020
Trucks and Automobiles	$876,343	$923,143
Equipment	293,543	265,287
Improvements	381,300	381,300
Total Cost	1,551,186	1,569,730
Less: Accumulated Depreciation	(1,421,641)	(1,437,698)
Fixed Assets – Book Value	129,545	132,032

Income Tax Status

Effective January 1, 1981, the Company elected with the consent of its stockholders, to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay Federal corporate income tax on its income. Instead, the stockholders are liable for individual Federal income tax on the Company’s taxable income. For tax purposes, income is reported using the income tax basis of accounting.

The same election was made for the State of New Jersey as of January 1, 1995. However, there are minimum taxes due to New Jersey based on the amount of the Company’s revenues. Any tax paid is reported as an expense under Other Operating Expenses.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Major Customers

The Company had three major customers that accounted for 84% of its total sales for the three months ended March 31, 2021. Three major customers accounted for 84% of the company’s total sales for the three months ended March 31, 2020.

Mikab Corporation

 Notes to the Consolidated Financial Statements

 Years Ended March 31, 2021 and 2020

NOTE 1 – Summary of Accounting Policies (continued)

Principles of Consolidation

The consolidated financial statements include two other related entities controlled by the Company, New Jersey Tower Service Inc and Mikab Equipment Sales Inc. These companies receive most if not all their revenues from the Company. All intercompany transactions are eliminated in consolidation. Summarized transactions for each subsidiary for the three months ended March 31 are as follows:

Principles of Consolidation

	New Jersey Tower Service Inc		Mikab Equipment Sales Inc
	2021	2020	2021	2020
Revenues	$28,784	$7,547	$1,000	$3
Expenses	(19,301)	(6,395)	(0)	(0)
Net Income / (Loss)	9,483	1,152	1,000	3

NOTE 2 – Uninsured Cash Balances

The Company maintains demand deposit checking accounts and a money market account at TD Bank. At times during the year, the Company’s cash balance exceeded the FDIC and SPIC insured limits.

NOTE 3 – Non-Recurring Item

In January 2021 the Company received an Employee Retention Credit refund of $9,929 as described in the CARES Act of 2020. This credit was based on the company’s second quarter payroll but was not approved and received until 2021. As a result, the amount is shown as non-recurring income on the Consolidated Statements of Income and Retained Earnings for the three month period ending March 31, 2021.

In May 2020 the Company was able to obtain a Paycheck Protection Program loan described in the CARES Act of 2020 in the amount of $351,370 for payroll and other expense reimbursement in 2020. This loan was completely forgiven in 2021. The full amount was shown as non-recurring income for expense reimbursement on the Consolidated Statements of Income and Retained Earnings for the year ended December 31, 2020.

NOTE 4 – Related Party Transactions

Some of the owners of the Company own stock in entities which sell goods and services and lease premises to the Company. These are done as arms length transactions and are as follows for the three months ended:

Entity	Product	2021	2020
New Jersey Tower Service Inc	Services	$18,826	$7,528
Mikab Equipment Sales Inc	Equipment	0	0
29 Aladdin Avenue Realty LLC	Premises Lease	9,300	12,000
75 Second Street Realty LLC	Premises Lease	3,600	3,000
Mikab Realty LLC	Premises Lease	3,600	3,600
Mikab Properties LLC	Premises Lease	26,993	24,300

NOTE 5 – Leasing Arrangements

The Company leases a commercial building under a twenty-year lease beginning October 1, 2009 and ending September 30, 2029, payable in monthly installments of $9,000 from Mikab Properties (a related party as described in Note 3). The Company is required to carry insurance and pay for all needed repairs, maintenance and real estate taxes. The rental amount has been reduced in the last three years to $96,000 in 2020 and $87,000 in 2019 by agreement between the parties.

There were oral month-to-month agreements for the three other premises the Company leases prior to 2021. Beginning in 2021, these three premises are under five-year lease agreements payable in monthly installments of $3,100 to 29 Aladdin Avenue Realty LLC, $1,200 to 75 Second Street Realty LLC and $1,200 to Mikab Realty LLC. Each has a 3% annual increase for the term of the leases.

Mikab Corporation

Notes to the Consolidated Financial Statements

Years Ended March 31, 2021 and 2020

NOTE 6 – Employee Incentive Mortgages

Several key employees have been given mortgages in the amount of $75,000. These mortgages are being amortized over a nineteen-year period. Some adjustments have been made with specific employees due to unforeseen circumstances. Each of these employees receives a Form 1099 from the Company for their share of the annual mortgage amortization. The unamortized balances of the mortgages are $0 and $6,578 on March 31, 2021 and December 31, 2020 as shown under other assets on the balance sheet.

NOTE 7 – Stockholders’ Life Insurance

The Company has purchased insurance on the lives of certain stockholders. The Company is both the owner and beneficiary of these policies. The purpose of these policies is to buy back the shares of the stockholder in the event of their death.

The Company also provides whole life insurance to several of the key employees who have been given incentive mortgages as described in Note 6.

NOTE 8 – Retirement Plans

The Company maintains a 401-K retirement plan and a discretionary profit-sharing plan for all qualified employees. There are no significant unfunded liabilities at the March 31, 2021 and 2020. The Company’s retirement plan contributions were $6,523 for 2021 and $32,566 for 2020.

NOTE 9 – Accounting for Uncertain Tax Positions

The Company evaluates all significant tax positions. As of December 31, 2020, the Company does not believe that it has any significant tax positions that would result in additional tax liability to the stockholders of the Company nor does it believe that there are any tax benefits that would increase or decrease within the next twelve months.

The Company’s income tax returns are subject to examination by appropriate taxing authorities. As of December 31, 2020, the Company’s federal and state income tax returns generally remain open for the last three years.

NOTE 10 – Fair Market Value (FMV)

The carrying amounts reflected in the balance sheet for cash and cash equivalents approximate their respective fair values due to the short maturities of those instruments.

These financial statements are required to disclose the methods used to determine the fair value of financial assets and liabilities based on a hierarchy of three levels of input.

Level 1	inputs are based on unadjusted market prices within active markets.

Level 2	inputs are based on quoted prices for similar assets and liabilities in active or inactive markets.

Level 3	inputs would be primarily valued using management assumptions about the assumptions market participants would utilize in pricing the asset or liability.

The company has no financial assets or liabilities requiring fair valuation.

NOTE 11 – Subsequent Events

The Company has evaluated subsequent events through the date which these financial statements were available to be issued.